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                                                                    EXHIBIT 99.1

             METALLURG HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES INTRODUCTION TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial statements of Metallurg Holdings, Inc. ("Metallurg Holdings") adjust the historical financial statements of Metallurg Holdings to give pro forma effect of the sale by its wholly owned subsidiary, Metallurg Europe Limited, of all of its interests in Metallurg (South Africa) (Pty) Limited and its subsidiaries ("MeSA"), a South African sales operation.

     The unaudited pro forma consolidated statements of income have been prepared as if the transaction occurred on February 1, 2000, the first day of Metallurg Holdings' fiscal year ended December 31, 2000, which was a transition period. The unaudited pro forma consolidated balance sheet has been prepared as if the transaction occurred on September 30, 2003 and includes the disposal proceeds. Earnings per share is not presented since Metallurg Holdings is wholly owned by a group of private investors led by and including Safeguard International Fund, L.P.

     The unaudited pro forma statements for the periods presented do not purport to represent what Metallurg Holdings' results of operations or financial position would actually have been had the transaction occurred on the dates noted above, or to project Metallurg Holdings' results of operations for any future periods. The pro forma adjustments are based upon available information and are directly attributable to the transaction. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes thereto of Metallurg Holdings included in the Annual Report filed on Form 10-K for the year ended December 31, 2002. Historical information for the interim periods presented was restated in Metallurg Holdings' Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; historical information for the years ended December 31, 2002, 2001 and 2000 was restated in Metallurg Holdings' Current Report on Form 8-K dated September 30, 2003.

             METALLURG HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES
            PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                     THREE QUARTERS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)
                                 (In thousands)

                                                                                Pro Forma
                                                                Historical   Adjustments (a)   Pro Forma
                                                                ----------   ---------------   ---------
Total revenue ...............................................    $250,719       $(40,973) (b)   $209,746
                                                                 --------       --------        --------

Operating costs and expenses:
   Cost of sales ............................................     227,438        (35,968) (c)    191,470
   Selling, general and administrative expenses .............      25,765         (2,855)         22,910
   Restructuring charges and asset impairment ...............       2,659             --           2,659
                                                                 --------       --------        --------
   Total operating costs and expenses .......................     255,862        (38,823)        217,039
                                                                 --------       --------        --------
   Operating loss ...........................................      (5,143)        (2,150)         (7,293)

Other income (expense):
   Other (expense) income, net ..............................          (7)            74              67
   Interest expense, net ....................................     (13,817)           246         (13,571)
                                                                 --------       --------        --------
   Loss before income tax benefit and minority interest .....     (18,967)        (1,830)        (20,797)
Income tax benefit ..........................................        (319)          (641)           (960)
                                                                 --------       --------        --------
   Loss before minority interest ............................     (18,648)        (1,189)        (19,837)
Minority interest ...........................................         (57)            14             (43)
                                                                 --------       --------        --------
   Net loss .................................................    $(18,705)      $ (1,175)       $(19,880)
                                                                 ========       ========        ========





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(a) Reflects the activity of MeSA.

(b) Reflects the following:

     Total revenue of MeSA ...............................................................................   $(41,954)
     Adjustment of intergroup activity between MeSA and the companies retained by Metallurg Holdings .....        981
                                                                                                             --------
                                                                                                             $(40,973)
                                                                                                             ========

(c) Reflects the following:

     Total cost of sales of MeSA .........................................................................   $(36,949)
     Adjustment of intergroup activity between MeSA and the companies retained by Metallurg Holdings .....        981
                                                                                                             --------
                                                                                                             $(35,968)
                                                                                                             ========